Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333 – 287835) on Form N-2 of our reports as follows:

•	The Pre-IPO and Growth Fund, for the period ended September 30, 2025, dated December 18, 2025
•	ABS Global Pre-IPO LP for the period ended January 20, 2026, dated May 5, 2026 appearing in this Registration Statement

We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Independent Registered Public Accounting Firm and Legal Counsel” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

May 8, 2026